UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2020, Interpace Biosciences, Inc. (the “Company”) and its direct subsidiaries entered into a Joinder and Second Loan Modification Agreement (the “Second Amendment”) with its existing lender Silicon Valley Bank (“SVB”), which amended that certain Loan and Security Agreement, dated as of November 13, 2018, by and among the Company (formerly known as Interpace Diagnostics Group, Inc.), Interpace Diagnostics Corporation, Interpace Diagnostics, LLC, (collectively, the “Borrowers”) and SVB, as amended by that certain First Loan Modification Agreement, dated as of March 18, 2019, between the Borrowers and SVB (as so amended, the “Loan Agreement.”)

Joinder

Pursuant to the terms of the Second Amendment, the Company’s subsidiary, Interpace Pharma Solutions, Inc. (the “New Borrower”), joined the Loan Agreement as a Borrower thereunder and granted SVB a continuing lien upon and security interest in all of the assets of New Borrower.

Waivers

SVB waived upon certain conditions certain existing or potential defaults under the Loan Agreement. Under the terms of the Loan Agreement, the Company covenants to maintain at all times an Adjusted Quick Ratio of at least 1.15 to 1.0. SVB waived the Company’s failure to comply with such requirement for the months ended July 31, 2020 and August 31, 2020.

For one existing and one potential default in connection with the Company’s reporting requirements to SVB (collectively, the “Forbearance Defaults”), SVB agreed to forebear from exercising its rights and remedies until the earlier to occur of (a) the occurrence of any Event of Default (as defined in the Loan Agreement) other than the Forbearance Defaults or (b) December 31, 2020. The existing Forbearance Default arose from the Company’s non-timely filing of its Quarterly Report on Form 10-Q (the “10-Q”) for the period ended June 30, 2020, and resulting failure to comply with the requirement to provide SVB with a Company-prepared consolidated balance sheet and income statement covering the Company’s consolidated operations within 45 days after the end of such quarter. In the event that, on or prior to December 31, 2020, the Company provides SVB with a copy of the 10-Q as filed with the U.S. Securities and Exchange Commission (the “SEC”) for each of the fiscal quarters ended June 30, 2020 and September 30, 2020, then each existing and potential Forbearance Default will be deemed to be waived by SVB. The 10-Q for the period ended June 30, 2020 was filed with the SEC on October 19, 2020.

Amendments

The Second Amendment modifies certain terms in the Loan Agreement. The Second Amendment amends the Adjusted Quick Ratio financial covenant to exclude compliance by the Company with such covenant for the month of October 2020 as well as any month thereafter ending prior to the Funding Date (as defined in the Loan Agreement) of the first Advance (as defined in the Loan Agreement), if any.

The Second Amendment requires delivery of certain insurance policy endorsements within 45 days, naming SVB as an additional insured, sole lender’s loss payee, or notice party for material alteration or cancellation. Any failure to meet the insurance policy endorsement delivery requirement will result in an immediate Event of Default without any grace or cure period.

The Second Amendment also increases the maximum aggregate amount utilized for the issuance of the Letter of Credit by SVB in favor of Saddle Lane Realty, LLC, as the Company’s landlord for its Pittsburgh, Pennsylvania laboratory facility, from $250,000 to $1,000,000.

With respect to any principal amount outstanding under the Revolving Line (as defined and discussed below), the Second Amendment increases the floating per annum rate of interest to the greater of (A) one percent (1.0%) above the Prime Rate (as defined in the Loan Agreement) and (B) four and one-quarter of one percent (4.25%). Prior to the Second Amendment, such interest accrued at a rate equal to one-half of one percent (0.50%) above the Prime Rate. Such interest continues to be payable monthly in arrears.

The Company continues to be required under the terms of the Second Amendment to provide certain financials and periodic reporting. The Second Amendment lengthens the time for delivery to SVB of documents filed by the Company with the SEC (except for the Company’s Annual Report on Form 10-K or the 10-Q’s, which are subject to distinct requirements) from five days to ten days from the date of such filing.

The Second Amendment also requires that proceeds from Governmental Account Debtors (as defined in the Second Amendment) making payments under Medicare or Medicaid are segregated from all other funds and proceeds from other Account Debtors, and that all such Governmental Account Debtors are instructed by the Company to deliver or transmit all such proceeds into a new Governmental Collateral Account. Although SVB will not have control over the new Governmental Collateral Account, the Company instructed SVB to sweep, on a daily basis, all amounts deposited in the Governmental Collateral Account to the Cash Collateral Account as and when funds clear and become available. The Company may revoke such instructions at its election.

The Company, its subsidiaries, and any Guarantor are required to maintain excess cash and conduct certain banking including all business credit card banking with SVB and its affiliates.

General

The Loan Agreement provides for up to $4.0 million of debt financing consisting of a term loan of up to $850,000 and a revolving line of credit (the “Revolving Line”) based on the Company’s outstanding accounts receivable of up to $3.75 million. The Company’s ability to use the term loan portion of the Loan Agreement expired in 2019. The Revolving Line has a maturity date of November 13, 2021. During September 2020, the Company paid down the outstanding Revolving Line balance in full.

The Company currently does not have the ability to drawn down on the Revolving Line. The Second Amendment provides that any future Credit Extension (as defined in the Loan Agreement) by SVB to the Company will be made in SVB’s sole and absolute discretion. The Company agreed to reimburse SVB for all out-of-pocket reasonable and documented legal fees and expenses incurred in connection with the Second Amendment.

Upon the occurrence and during the continuance of an Event of Default, Obligations (as defined in the Loan Agreement) and certain fees and expenses shall bear interest at a rate per annum which is two percent (2.0%) above the rate that is otherwise applicable thereto. Upon certain Events of Default, all Obligations are immediately due and payable without any action by SVB. In other cases, SVB may, among other things, declare all Obligations immediately due and payable without notice or demand, demand that the Company deposit cash in excess of the aggregate face amount of all Letters of Credit (as defined in the Loan Agreement), or demand payment of and performance under, and collect any Accounts and General Intangibles (in each case as defined in the Loan Agreement). The Company indemnifies and releases SVB and certain persons representing SVB from claims in connection with the Loan Agreement and related documentation thereunder and waives certain defenses and rights against SVB.

The foregoing summary of the Second Amendment is not a complete summary of its terms and is subject to and qualified in its entirety by reference to the full text of such Second Amendment, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Loan Agreement is not a complete summary of its terms and is subject to and qualified in its entirety by reference to the full text of such documents, which were previously filed and are incorporated herein by reference as Exhibits 4.1 and 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 21, 2020, the Company received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, under Nasdaq Listing Rule 5550(b)(1), because the Company’s stockholders’ equity of $1,693,000 as reported in the 10-Q for the period ended June 30, 2020 was below the required minimum of $2.5 million.

The Company has been afforded 45 calendar days from October 21, 2020, or through Monday, December 7, 2020, to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from October 21, 2020, or through Tuesday, April 20, 2021, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to request a hearing before an independent Nasdaq Hearings Panel. A hearing request would stay any suspension or delisting action pending the conclusion of the hearings process.

The Company intends to submit to Nasdaq, within the requisite time period, a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). However, there can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Nasdaq Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

The Company, by filing this Current Report on Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b).

Item 8.01	Other Events.

On October 21, 2020, the Company received confirmation from Nasdaq that it has regained compliance with Nasdaq Listing Rule 5250(c)(1) following the filing of its 10-Q for the period ended June 30, 2020, which was filed with the SEC on October 19, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Loan and Security Agreement, dated November 13, 2018, by and among Silicon Valley Bank, Interpace Diagnostics Group, Inc., Interpace Diagnostics Corporation, and Interpace Diagnostics, LLC, incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 22, 2020.
4.2	First Loan Modification Agreement, dated March 18, 2019, by and among Silicon Valley Bank, Interpace Diagnostics Group, Inc. (n/k/a Interpace Biosciences, Inc.), Interpace Diagnostics Corporation, and Interpace Diagnostics, LLC, incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on October 19, 2020.
4.3	Joinder and Second Loan Modification Agreement, dated October 19, 2020, by and among the Company, Interpace Diagnostics Corporation, Interpace Diagnostics, LLC, Interpace Pharma Solutions, Inc. and Silicon Valley Bank, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President and Chief Executive Officer

Date: October 23, 2020